Exhibit 10.2

BROKER AGREEMENT

THIS BROKER AGREEMENT ("Agreement") is made effective as of the , ("Effective Date") by and between

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and collectively referred to as "Company") and The Power Company USA, LLC a limited liability company organized under the laws of Illinois having its principal office at 214 W Ohio Street, Suite 3, Chicago, IL 60654 ("Broker"). Company and Broker are sometimes individually referred to herein as "Party" or collectively as the "Parties".

WITNESSETH:

WHEREAS, Company is engaged in the business of purchasing, managing and selling electricity, natural gas and other related energy services ("Energy") to business, commercial and industrial end-use customers ("Customers"); and

WHEREAS, Broker is in the business of finding potential Customers which may be interested in purchasing Energy from Company in the territories where Company conducts business and further identified on Schedule C (the "Broker Territory"), as amended from time to time by the mutual consent of the Parties, and subject to the negotiation of a definitive agreement ("Customer Agreement"); and

WHEREAS, the Parties wish to set forth certain understandings pertaining to the services to be provided by Broker under this Agreement ("Services");

NOW, THEREFORE, the Parties hereto, intending to be legally bound hereby, and in consideration of their respective obligations herein set forth, covenant and agree as follows:

Article 1. Relationship.

1.1 Independent Contractor.

(a) Broker is an independent contractor with respect to all aspects of this Agreement. Broker and its principles, officers, directors and employees are not employees, agents or servants of Company. Broker shall have no authority and shall not represent that it has the authority to execute contractual documents or any other documents on behalf of Company or otherwise assume or incur any obligation or make any representations of any kind in the name of Company. NOTHING IN THIS AGREEMENT SHALL CREATE OR BE CONSTRUED TO CREATE AN AGENCY, PARTNERSHIP, JOINT VENTURE OR ANY SIMILAR LEGAL RELATIONSHIP BETWEEN BROKER AND COMPANY.

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* Information redacted pursuant to a confidential treatment request and submitted separately with the Securities and Exchange Commission.

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(b) Broker shall be solely responsible for payment of all state, federal, and local taxes, including income taxes, estimated taxes, social security or other taxes imposed upon the receipt of the Commission for Broker or any employees of Broker.

1.2 Training, Support and Marketing Material.

(a) Company will provide training, support, and Marketing Materials to Broker to assist Broker in providing the Services. Company will periodically provide Broker with training On topics such as Company's business policies and procedures, Energy products ("Products"), or any other relevant topic in its discretion. Broker shall use commercially reasonable efforts to attend all training, either in person or via electronic means. Failure to complete all required training shall be considered an event of default subject to Section 4.2(vi) below.

(b) Company shall provide Broker with authorized marketing and business materials for Broker's use in performing the Services ("Marketing Materials"). The Marketing Materials shall be accessible to Broker on the channel partner resource center website ("Website"). Access to the Website will be communicated to the Broker upon execution of this Agreement and Broker shall be responsible for accessing the Website regularly to ensure that Broker is using the current Marketing Materials. Broker may create and use its own marketing materials, provided, however, that any such materials that address, in any manner, Company and/or the Products, shall be approved in writing by Company prior to distribution.

(c) Company may, at any time, amend, rescind, or replace the Marketing Materials and/or its approval for the Broker created marketing materials and Broker shall immediately cease utilizing the Marketing Materials and/or Broker marketing material as appropriate.

(d) Nothing herein shall be construed as providing Broker with a right or license to utilize the names, trademarks or intellectual property of Company. Any misuse by Broker of any Company names, trademarks or intellectual property shall be a breach of this Agreement and Company shall have all remedies available under this Agreement, and at a law, to protect its names, trademarks or intellectual property.

Article 2. Responsibilities and Duties.

2.1 Broker Responsibilities. Broker hereby covenants to undertake the following:

(a) Adhere to those fiduciary standards, ethical practices, and standards of care and competence which are customary for professionals engaged in rendering the services described herein, and as well as adhering to Direct Energy's Statement of Business Ethics, attached hereto as Schedule A;

(b) Comply with all Laws applicable to the rendering of Services in general and shall procure all applicable licenses and permits necessary for the fulfillment of the Services. This includes, but is not limited to, compliance with (I) the Federal Telephone Consumer Protection Act; (2) the Federal Consumer Fraud and Abuse Prevention Act; (3) the Federal Trade Commission's Telemarketing Sales Rules; (4) the Do Not Call Implementation Act of 2003; (5)

any rules or requirements of a host utility; and (6) all other applicable laws, rules, regulations, in performing the Services. For the purposes of this Agreement, "Laws" means all laws, statutes, regulations, ordinances, rules, directives, ethical guidelines, consumer protection rules, and common law and any host utility requirements relevant or applicable to the Services. Broker shall immediately notify Company in writing upon receipt of any complaint, allegation or claim by any person, entity, actual or prospective customer, or governmental agency against Broker threatening legal action, enforcement, or discipline, including any claim for loss or damages;

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(c) Broker shall disclose to Customer that (i) Broker is an agent of Customer only and not an agent of Company; (ii) Broker will receive a Commission from Customer that will be paid to Broker by Company out of payments actually received by Company under the Customer Agreement; and (iii) Company is not liable or responsible for any act or omission of Broker to the Customer or otherwise;

(d) Broker shall not assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of Company and shall not bind Company in any manner;

(e) When reasonably requested by Company, Broker will assist in the resolution of Customer controversies or disputes and the collection of past due accounts;

Adhere to any and all policies and procedures that may be instituted or amended from time to time by Company related to the performance of the Services; and

(g) Provide (i) Customer with the Customer Agreement; (ii) Company with all Customer information requested by Company, including but not limited to billing data, credit information, and consumption data in compliance with the procedure established by Company provided on the Website; and (iii) Company with the Customer Agreement, signed by the potential Customer, for final approval and execution. Broker shall not have authority to negotiate the terms and conditions, or amend or modify, the Customer Agreement. Company reserves the right to reject any Customer Agreement presented by Broker without explanation. Broker recognizes that a Customer Agreement between Company and a Customer governs the relationship between the Customer and Company, and that except for the commission set forth herein, Broker is not a party or intended third-party beneficiary of any such agreements.

2.2 Company Responsibilities. Company hereby covenants to undertake the following:

(a) Prepare price quotes within a reasonable amount of time from Broker's request and provide Broker with the Customer Agreement, as it may be amended or modified from time-to-time at Company's sole discretion, and any additional documents to be executed by Customer;

(b) Make Company personnel available to meet with Customers when reasonably requested by Broker. Provide telephone support assistance, when reasonably requested, during normal and regular business hours to answer questions relating to Company and the Products; and

(c) Comply with all applicable federal, state and local laws, ordinances and regulations.

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Article 3. Compensation.

3.1 Commission. Company will pay Broker a fee for Customers identified by Broker ("Commission") in accordance with the Commission calculation set forth on Schedule B, attached, if and only if the Customer and Company execute a Customer Agreement. The Commission is based on the kilowatt-hour or MMBtu of Energy, as applicable, delivered by Company during the term of each Customer Agreement, or during subsequent renewals upon the conditions as described below. No payment will be made to Broker until Broker has provided Company with a completed and properly signed W-9.

3.2 Renewals. Company will pay a Commission for the renewal of a Customer Agreement, if and only if, the Broker has played an active role in signing of the renewal and can demonstrate that it continues to represent the Customer for any renewed Customer Agreement. By way of example only, the following activities would be sufficient to satisfy this requirement: (i) requesting price quotes for Customer, (ii) obtaining usage and other information from Customer and providing same to Company for pricing purposes, and (iii) correspondence with the Customer and Company regarding the renewal of the Customer Agreement. If, as determined in Company's sole discretion, Broker does not initiate such activity within at least forty-five (45) days prior to the expiration of the Customer Agreement, Company may pursue renewal of the Customer independent of Broker and no payment of Commission shall be due to Broker as a result of such renewal.

3.3 Payment of Commissions.

(a) Except as provided below in Section 3.3(b), Commissions payable to Broker shall be payable on or before the 30th day following the last day of each calendar month in which Company receives full payment of each invoice that has been submitted to Customer for payment. if only a partial payment is received from Customer, Broker shall be paid its Commission once full payment on all outstanding invoices has been received by Company. Company shall not pay any Commission while a Customer is more than forty-five (45) clays delinquent on any outstanding invoice(s) and/or upon Customer's filing for bankruptcy. Under no circumstances shall Broker be entitled to any Commissions on any invoice for which Company does not receive payment. Company reserves the right to independently offer additional services and/or products to Customers without paying additional fees to Broker.

(b) If Company becomes involved in any litigation or other disputes with a Customer as a result of Broker's actions or inactions, Company shall be entitled to recover the costs of such litigation or disputes from Broker and shall be specifically authorized to withhold any future Commission payment until such costs are recovered. Company shall have the right to collect and/or credit any overpayment of Commissions against any future Commissions.

(c) If Customer and Company amend the terms of a Customer Agreement in a manner that alters the pricing, the Commission structure may also be amended prospectively to economically justify the amendments made to the Customer Agreement. In such cases, Company and Broker agree to use their best efforts to agree upon mutually acceptable Commission rate.

(d) Broker and Company agree that Broker may have solicited customers on behalf of Company prior to the Effective Date of this Agreement for which Broker may be entitled to a payment. Broker and Company hereby agree that such transactions shall be subject to and governed by the terms and conditions of this Agreement.

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3.4 Payment of Commission upon the Termination of this Agreement.

(a) If this Agreement is terminated for cause in accordance with Section 4.2, Broker shall not be entitled to, and shall not receive, any further or future Commissions or any other payments of any kind after the date of termination.

(b) If this Agreement is terminated by either Party in accordance with Section 4.1, Company will continue to pay Commissions to Broker or provide Broker with a one-time payout amount, such form of payment determinable in Company's sole discretion, provided however, Company may discontinue the payment of Commissions if Broker: (i) violates any Laws; (ii) engages in false or misleading representations regarding Company or its Products; (iii) is charged with or convicted of a felony; (iv) takes any action or makes any statement that would impugn the business reputation of Company or (v) violates its confidentiality obligations under this Agreement.

3.5 Commission Statements. Company shall provide Broker with a monthly Commission statement evidencing the volume of Energy sold and the Commission due under each Customer Agreement. Broker shall have ninety (90) days from the date of the Commission statement to dispute in writing to Company of any discrepancies. Any discrepancies that are not raised within ninety (90) days from the date of the Commission statement shall be waived by Broker.

Article 4. Term and Termination.

4.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue in effect for one month, and will automatically be extended for consecutive one-month period(s), unless and until terminated by either Party by giving the other Party three (3) days prior written notice. This Agreement and the payments hereunder will not survive Broker's death or permanent disability.

4.2 Termination for Cause by Company. Company may terminate this Agreement immediately if Broker: (i) violates any Laws; (ii) engages in false or misleading representations regarding Company or its Products; (iii) is charged with or convicted of a felony; (iv) takes any action or makes any statement that would impugn the business reputation of Company; (v) violates its confidentiality obligations under this Agreement; (vi) is in default of any material obligations or duties under this Agreement and fails to cure such default within five (5) (lays following the receipt of written notice from Company describing the default; or (vii) files bankruptcy, goes into compulsory liquidation, or makes an assignment of this Agreement for the benefit of creditors.

4.3 Termination of Customer Agreement. If at any time following execution of this Agreement, there exists an event of default, change in law, regulatory action, judicial action or any other event or circumstance that results in termination of the Customer Agreement by Company or Customer, then Company's obligations arising from the terminated Customer Agreement pursuant to this Agreement shall also terminate and Company shall be released from any and all subsequent payment obligations to Broker relating to the terminated Customer Agreement.

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Article 5. Confidentiality.

5.1 Confidential Information. Broker acknowledges and agrees that Company has developed and owns and controls certain confidential and proprietary business information relating to its business and the Products, including, without limitation, ideas, inventions, technical information, policies, procedures, processes, business and financial models and projections, marketing and business materials, price lists, advertising literature, customer lists, customer information and all other confidential business information and trade secrets owned and controlled by Company and Company acknowledges and agrees that Broker has developed and owns and controls certain confidential and proprietary business information relating to its business (collectively and individually the "Confidential Information").

5.2 Secrecy Commitment. For so long as this Agreement is in effect and for a period of two (2) years after the expiration or earlier termination of this Agreement, Broker shall keep secret and confidential, and shall not, either directly or indirectly, make known, divulge, reveal, furnish, make available or use any Confidential Information gained by Broker pursuant to this Agreement. In the event Broker is a corporation, partnership, limited partnership or other entity, Broker agrees to cause all principal owners, officers, partners, shareholders and key sales people and individuals employed by Broker agree to be bound by the terms of this Confidentiality provision. If disclosure is sought through process of a court, or a governmental agency, Broker shall resist disclosure through all reasonable means and shall immediately notify Company to allow it the opportunity to participate in such proceedings.

5.3 Confidential Information of Others. Broker understands and agrees that Company does not request and will not accept confidential information of others in the possession of or known by Broker at any time (except with respect to Customers when assisting in the credit process). Broker will not offer to Company and will refuse any request of any Company employee for the disclosure of confidential information belonging to a third party. Should any such request be made or if any inadvertent disclosure is made by Broker, Broker shall immediately inform Company.

5.4 Return of Documents. The receiving Party shall turn over to the disclosing Party, upon demand, all Confidential Information and any and all documents or other writings and recorded materials of any kind embodying the Confidential Information. Neither Party shall copy or reproduce in whole or in part any such writing or recorded material without the prior written consent of the disclosing Party.

5.5 Injunctive Relief. If either Party commits a breach, or threatens to commit a breach, of any of the provisions of this Article 5, the non-breaching Party shall have the right and remedy to have the provisions of this Article 5 specifically enforced by any court having equity jurisdiction and/or the right to obtain injunctive relief. The right and remedy enumerated in the preceding sentence shall be in addition to, and not in lieu of, any rights and remedies available to the Parties at law or in equity.

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Article 6. Representations and Warranties.

6.1 Broker Representations and Warranties. Broker represents and warrants and covenants to Company the following:

(a) it is currently in compliance with all applicable Laws and is not currently, and has not been subject to or threatened with any written complaint, enforcement action, disciplinary proceeding or lawsuit by any governmental entity or private party alleging a violation of a liability under any Law;

(b) it shall not take any action that would violate any Law, contract, agreement, including any non-competition agreement, in performing the Services;

(c) it shall not act in any manner that could cause Company's reputation or good will to be impaired;

(d) it shall not utilize agents to perform the Services without the prior written consent of Company, such consent to be granted in Company's sole discretion. Further, if agents are engaged by Broker to perform the Services with Company's consent, it shall ensure such agents comply fully with the terms and conditions of this Agreement, and failure to do so shall constitute an event of default under Section 4.2(vi);

(e) it has not entered into any agreement with any person, firm or corporation that would obligate Company to pay any commission, or "finder's fee" to any third party in connection with a Customer Agreement;

(f) it is not subject to any non-competition agreement that would be violated upon Broker's execution of this Agreement; and

(g) it now has and will use all reasonable efforts to maintain in full force and effect all consents, licenses and authorizations of any governmental or other authority that is required to be obtained by it with respect to this Agreement and will use all reasonable efforts to obtain any that may become necessary in the future.

Article 7. Miscellaneous.

7.1 Indemnification. Broker shall indemnify, defend and hold harmless Company, and all of its officers, directors, and employees, from and against all liabilities, claims, damages and expenses (including, without limitation, reasonable attorney fees and out-of-pocket expenses) (collectively referred to as "Losses") incurred by Company as a result of, arising out of, or in connection with, (i) any misrepresentations by Broker, its agents or employees, (i) a breach of this Agreement, or (iii) any negligent, fraudulent or intentional acts or omissions by Broker, its agents or employees; or (iv) any claim which arises out of or is based upon any regulatory actions, complaints or alleged violation of Laws or (v) any claim that any party other than Broker is entitled to payment hereunder.

7.2 No Employee Solicitation. Broker agrees for the term of this Agreement and for two years subsequent to the termination of this Agreement, that it will not employ any Company employee without the prior written consent of Company and will not solicit or attempt to induce any Company employee to become its employee.

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7.3 Limitation of Liability and Damages. No Party shall be liable hereunder to the other Party or any third party (a) for special, indirect, incidental or consequential (including lost profits) damages, provided, however, that such limitations shall not apply to damages arising from Broker's breach of Article 5 and Sections 2.1(b), 7.1 and 7.2 or (b) under any circumstances for any breach (alleged or actual) by Customer of the Customer Agreement. In no event will Company's liability under this Agreement exceed the amount of payments due Broker hereunder for the energy commodity delivered to and paid for by Customer.

7.4 Dispute Resolution. Any disputes by the Parties shall be resolved through good faith negotiation through the Parties' authorized representatives. Any dispute not resolved within thirty (30) (lays of initial written notification of such dispute may be forwarded to the Parties' counsel for resolution.

7.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and permitted assigns. Broker may not assign, delegate, or otherwise transfer any of its rights or obligations under the Agreement, including any assignment of Commissions, without the prior written consent of Company, which consent may be withheld or denied in Company's sole discretion. Any transfer or assignment in violation of this paragraph shall be null and void.

7.6 Applicable Law. This Agreement shall be governed by and shall be construed, enforced and performed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

7.7 Notices and Correspondence. Any notice or other document to be given hereunder shall be in writing and shall be delivered to the address specified on the signature page. Notice sent by facsimile shall be deemed to have been received by the close of the business clay on which it was transmitted or such earlier time as is confirmed by the receiving party. Notice delivered by courier shall be deemed to have been received upon receipt. Notice delivered by mail shall be sent via certified mail service deemed to have been received at the end of the fifth business day after the date of mailing by prepaid first class mail.

7.8 Non-Waiver. No waiver by either Party hereto of any one or more defaults by the other in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any other default or defaults whether of a like kind or a different nature.

7.9 Exclusion of Third Party Rights. The provisions of this Agreement shall not impart rights enforceable by any person, firm or organization not a Party to this Agreement or a permitted successor or assignee of a Party.

7.10 Headings. The headings used for the Articles and Sections herein are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Agreement.

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7.11 Severability. If any clause, sentence, paragraph or part of this Agreement should be declared or rendered unlawful by a court or regulatory agency of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

7.12 Amendments. No termination, revocation, waiver, modification or amendment of this Agreement shall be binding upon the Parties unless in writing and signed by all Parties.

7.13 Survival. Termination or expiration of this Agreement shall not relieve either Party of its obligations set forth in Article 3, Article 4, Article 5, Section 7.1 and Section 7.2, and any and all other provisions of this Agreement which by their terms shall reasonably be construed to survive the expiration or termination of this Agreement.

7.14 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties regarding the subject matter hereof and supersedes any prior understandings and agreements between them respecting the subject matter of this Agreement and there are no other representations, agreements or understandings, oral or written, express or implied, between the Parties relating thereto.

7.15 Authority to Contract. Each Party hereto warrants that it has full authority to enter into this Agreement and that such action has been duly authorized in accordance with such Party's articles of incorporation, by-laws or other applicable organizational documents and procedures.

7.16 Counterparts. This Agreement may be executed in one or more than one counterpart and each executed counterpart shall be considered an original, provided that such counterpart is delivered to the other Party by facsimile, mail, courier or electronic mail, all of which together shall constitute one and the same Agreement.

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Each of the parties represents and warrants that the signatory below has authority to sign this Agreement on its behalf.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed.

THE POWER COMPANY USA, LLC

By:

Name:

Title:

Date:

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